EXHIBIT 99.3

HEADWATERS INCORPORATED

10653 South River Front Parkway, Suite 300

South Jordan, Utah 84095

Offer to Exchange

A new series of 2 7/8% Convertible Senior Subordinated Notes Due 2016

and an Exchange Fee

for all outstanding

2 7/8% Convertible Senior Subordinated Notes due 2016

(CUSIP Nos. 42210PAA0 and 42210PAB8)

Pursuant to, and subject to the terms and conditions described in, the prospectus

dated             , 2007 and related letter of transmittal

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON , 2007, UNLESS EARLIER TERMINATED OR EXTENDED.

            , 2007

To Our Clients:

Headwaters Incorporated (“Headwaters”) is offering to exchange $1,000 principal amount of its new series of 2 7/8% Convertible Senior Subordinated Notes due 2016 (the “New Securities”) and an exchange fee of $2.50 for each $1,000 principal amount of validly tendered and accepted 2 7/8% Convertible Senior Subordinated Notes due 2016 (the “Old Securities”).

The exchange offer is made on the terms and is subject to the conditions set forth in Headwaters’ prospectus dated             , 2007 and the accompanying letter of transmittal.

The enclosed prospectus is being forwarded to you as the beneficial owner of Old Securities held by us for your account but not registered in your name. The accompanying letter of transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Securities held by us for your account. A tender of such Old Securities may be made only by us as the registered holder and only pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender and deliver the Old Securities held by us for your account. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears below.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to Headwaters’ exchange offer with respect to the Old Securities (CUSIP Nos. 42210PAA0 and 42210PAB8).

This will instruct you to tender the specified principal amount of Old Securities indicated below held by you for the account of the undersigned pursuant to the terms and conditions set forth in the prospectus and the related letter of transmittal.

Type	Aggregate Principal Amount of Old Securities Held for Account of Holder(s)*
2 7/8% Convertible Senior Subordinated Notes due 2016

*	Unless otherwise indicated, the entire principal amount listed in the box entitled “Aggregate Principal Amount of Old Securities Held for Account of Holder(s)” will be tendered.

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